Exhibit 99
FORM 4 JOINT FILER INFORMATION

Name of
Reporting

Persons:	Mark L. Pacala
			Essex Woodlands Health Ventures Fund IV,
L.P.

			Essex Woodlands Health Ventures Fund V, L.P.


Address:		10001
Woodloch Forest Drive, Suite 175
			The Woodlands,
TX  77380


Designated Filer:		Mark L. Pacala

Issuer and
Ticker Symbol:	Patient
Infosystems, Inc. (PATY)

Date of
Event:		February 17, 2006

Each
of the following is a Joint Filer
and may be deemed to share indirect

beneficial ownership in the
securities set forth on the attached Form 4:


Mark L. Pacala, a
designee to become one of the Issuers directors, is a
Manager of
Essex Woodlands Health Ventures IV, L.L.C., the general

partner of
Essex Woodlands Health Ventures Fund IV, L.P., and a
Manager of Essex
Woodlands Health Ventures V, L.L.C., the general partner of Essex
Woodlands Health Ventures Fund V, L.P.

All
Reporting Persons
disclaim beneficial ownership of shares of Patient
Infosystems, Inc.
stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein.
The filing of
this
statement shall not be deemed an admission that, for purposes of

Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting
Persons
listed above hereby designates Mark L.
Pacala as its
designated filer of
Forms 3, 4 and 5 in accordance with
Section 16(a)
of the Securities
Exchange Act of 1934 and the rules
thereunder.



	   /s/ Mark L.
Pacala
	   Mark L. Pacala

	   ESSEX
WOODLANDS HEALTH VENTURES FUND
V, L.P.
	   By: Essex Woodlands Health
Ventures V, L.L.C.
	   Its
General Partner

	   By: /s/ Mark L.
Pacala
	   Mark L. Pacala,
Manager

	   ESSEX WOODLANDS HEALTH
VENTURES FUND IV, L.P.
	   By:
Essex Woodlands Health Ventures IV,
L.L.C.
	   Its General Partner


	   By: /s/ Mark L. Pacala

	   Mark L. Pacala, Manager